                           HALLMARK CAPITAL CORP.
                      1993 INCENTIVE STOCK OPTION PLAN
                      [AS AMENDED ON OCTOBER 22, 1996,
                     (TO BE EFFECTIVE NOVEMBER 1, 1996;
                        AS AMENDED ON AUGUST 26, 1997
                   (TO BE EFFECTIVE ON OCTOBER 30, 1997)]

1. PURPOSE.

  The purpose of the Hallmark Capital Corp. (the "Holding Company") 1996 Incentive Stock Option Plan (the "Plan") is to advance the interests of the Holding Company and its shareholders by providing those key employees of the Holding Company and its Affiliates, including West Allis Savings Bank (the "Bank"), upon whose judgment, initiative and efforts the successful conduct of the business of the Holding Company and its Affiliates largely depends, with additional incentive to perform in a superior manner. A purpose of the Plan also is to attract people of experience and ability to the service of the Holding Company and its Affiliates.

2. DEFINITIONS.

   (a) "Affiliate" means (i) a member of a controlled group of corporations of which the Holding Company is a member or (ii) an unincorporated trade or business which is under common control with the Holding Company as determined in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C).

   (b) "Award" means a grant of Non-statutory Stock Options, Incentive Stock Options, and/or Limited Rights under the provisions of this Plan.

   (c) "Board of Directors" or "Board" means the board of directors of the Holding Company.

   (d) "Change in Control" of the Holding Company means a Change in Control of a nature that: (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the effective date of this Plan; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities ordinarily having the right to vote at the election of directors except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock benefit plans; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board"), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's shareholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, a merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction in which the Bank or Holding Company is not the surviving institution occurs; or (d) a proxy statement soliciting proxies from shareholders of the Holding Company, by someone other than the current management of the Holding Company, seeking shareholder approval of a plan of reorganization, merger or consolidation of the Holding Company or the Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed; or (e) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company.

   (e) "Committee" means a committee consisting of two or more Non-Employee Directors appointed by the Board pursuant to Section 3 hereof. "Non-Employee Director," as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission ("SEC") under the Exchange Act, means a director who (i) is not currently an officer or otherwise employed by the Holding Company or the Bank, or a parent or other subsidiary of the Holding Company, (ii) does not receive compensation for consulting services or in any other capacity from the Holding Company or the Bank in excess of $60,000 in any one year, and (iii) does not possess an interest in and is not engaged in business relationships required to be reported under Items 404(a) or 404(b) of Regulation S-K promulgated under the Exchange Act.

   (f) "Common Stock" means the Common Stock of the Holding Company, par value, $1.00 per share.

   (g) "Date of Grant" means the date an Award granted by the Committee is effective pursuant to the terms hereof.

   (h) "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said participant's lifetime.





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



   (i) "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the average of the reported bid and ask price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (as published by the Wall Street Journal, if published) on such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon or the last previous date on which a sale is reported. For purposes of the grant of options in the conversion of the Bank, Fair Market Value shall mean the initial public offering price of the Common Stock.

   (j) "Incentive Stock Option" means an Option granted by the Committee to a Participant, which Option is designed as an Incentive Stock Option pursuant to
Section 8 of this Plan.

   (k) "Limited Right" means the right to receive an amount of cash based upon the terms set forth in Section 9 of this Plan.

   (l) "Non-statutory Stock Option" means an Option granted by the Committee to a participant and which is not designated by the Committee as an Incentive Stock Option.

   (m) "Normal Retirement" means retirement at the normal or early retirement date as set forth in the employee stock ownership plan of the Bank.

   (n)   "Option" means Award granted under Section 7 or Section 8 of this
Plan.

   (o) "Participant" means an employee of the Holding Company or its affiliates chosen by the Committee to participate in the Plan.

   (p) "Plan Year(s)" means a calendar year or years commencing on or after January 1, 1993.

   (q) "Termination for Cause" means the termination upon an intentional failure to perform stated duties, breach of a fiduciary duty involving personal dishonesty, which results in material loss to the Holding Company or one of its Affiliates or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order which results in material loss to the Holding Company or one of its Affiliates.





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





3. ADMINISTRATION.

  The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it sees necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it sees as necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.


4. TYPES OF AWARDS.

   Awards under the Plan may be granted in any one or a combination of:

        (a)   Non-statutory Stock Options;

        (b)   Incentive Stock Options; and

        (c)   Limited Rights

as defined in paragraphs 7 through 9 of the Plan.


5. STOCK SUBJECT TO THE PLAN.

  The maximum number of shares reserved for purchase pursuant to the exercise of options granted under the Plan is 184,960 shares of Common Stock of the Holding Company, par value $1.00 per share. These shares of Common Stock may be either authorized but unissued shares or shares previously issued and reacquired by the Holding Company. To the extent that options or Limited Rights are granted under the Plan, the shares underlying such options will be unavailable for future grants under the Plan except that, to the extent that options together with any related Limited Rights granted under the Plan terminate, expire or are canceled without having been exercised (in the case of Limited Rights, exercised for cash) new Awards may be made with respect to these shares.


6. ELIGIBILITY.

  Officers and other employees of the Holding Company or its affiliates (including employees who are also directors of the Holding Company or its affiliates) shall be eligible to receive Incentive Stock Options, Non-statutory Stock Options and/or Limited Rights under the Plan. Directors who are not employees or officers of the Holding Company or its affiliates shall not be eligible to receive Awards under the Plan.





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




7. NON-STATUTORY STOCK OPTIONS.

   7.1  Grant of Non-statutory Stock Options.

  The Committee may, from time to time, grant Non-statutory Stock Options to eligible employees and, upon such terms and conditions as the Committee may determine, grant Non-statutory Stock Options in exchange for and upon surrender of previously granted Awards under this Plan. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

   (a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-statutory Stock Option shall be determined by the Committee on the date the option is granted. Such purchase price shall not be less than 100% of the Fair Market Value of the Holding Company's Common Stock on the Date of Grant. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Holding Company at the Fair Market Value of such shares on the date of surrender determined in the manner described in Section 2(i) of the Plan.

   (b) Terms of Options. The term during which each Non-statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-statutory Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. The Committee shall determine the date on which each Non-statutory Stock Option shall become exercisable and may provide that a Non-statutory Stock Option shall become exercisable in installments.
The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable. The Committee may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option may be exercised in whole or in part. Notwithstanding the above, in the event of a Change in Control of the Holding Company, all Non-statutory Stock Options shall become immediately exercisable.

   (c) Termination of Employment. Upon the termination of a Participant's service for any reason other than Disability, Normal Retirement, death or Termination for Cause, the Participant's Non-statutory Stock Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of termination and only for a period of three months following termination. In the event of Termination for Cause, all rights under the Participant's Non-statutory Stock Options shall expire upon termination.
In the event of the death, Disability or Normal Retirement of any Participant, all Non-statutory Stock Options held by the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representatives or beneficiaries of the Participant for one year or such longer period as determined by the Committee following the date of the Participant's death, Normal Retirement or cessation of employment due to Disability, provided that in no event shall the period extend beyond the expiration of the Non-statutory Stock Option term.





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



8. INCENTIVE STOCK OPTIONS.

   8.1  Grant of Incentive Stock Options.

  The Committee may, from time to time, grant Incentive Stock Options to eligible employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

   (a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Holding Company's Common Stock on the Date of Grant. However, if a Participant owns Common Stock possessing more than 10% of the total combined voting power of all classes of Common Stock of the Holding Company (or under Section 425(d) of the Code is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Holding Company's Common Stock on the Date of Grant. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Holding Company at the Fair Market Value of such shares on the date of surrender determined in the manner described in Section 2(i).

   (b) Amounts of Options. Incentive Stock Options may be granted to any eligible employee in such amounts as determined by the Committee. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this
Section 8.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an award under this Section 8.1 exceeds this $100,000 limit, the portion of the award in excess of such limit shall be deemed a Non-statutory Stock Option.

   (c) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If at the time an Incentive Stock Option is granted to an employee, the employee owns Common Stock representing more than 10% of the total combined voting power of the Holding Company (or, under Section 425(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock) the Incentive Stock Option granted to such employee shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the employee to whom it is granted.

   The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control of the Holding Company, all Incentive Stock Options shall become immediately exercisable.

   (d) Termination of Employment. Upon the termination of a Participant's service for any reason other than Disability, Normal Retirement, Change in Control, death or Termination for Cause, the Participant Incentive Stock Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of termination and only for a period of three months following termination. In the event of Termination for Cause all rights under the Participant's Incentive Stock Options shall expire upon termination.

   In the event of death or Disability of any employee, all Incentive Stock Options held by such the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or the Participant's legal representatives or beneficiaries for one year following the date of the Participant's death or cessation of employment due to Disability. Upon termination of the Participant's service due to Normal Retirement, or a Change in Control, all Incentive Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable for a period of one year following the date of Participant's cessation of employment, provided however that such option shall not be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three months following the date of the Participant's Normal Retirement. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

   (e) Compliance with Code. The options granted under this Section 8 of the Plan are intended to qualify as incentive stock options within the meaning of
Section 422 of the Code, but the Holding Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of
Section 422 of the Code.

9. LIMITED RIGHTS.

   9.l  Grant of Limited Rights.

   Simultaneously with the grant of any option, the Committee may grant a Limited Right with respect to all or some of the shares covered by such option. Limited Rights granted under this Plan are subject to the following terms and conditions:

   (a) Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the Date of Grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control of the Holding Company.

   The Limited Right may be exercised only when the underlying option is eligible to be exercised, and only when the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related option.

   Upon exercise of a Limited Right, the related option shall cease to be exercisable. Upon exercise or termination of an option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying option. The Limited Right is transferable only when the underlying option is transferable and under the same conditions.

   (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Holding Company an amount of cash equal to the difference between the Fair Market Value on the Date of Grant of the related option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised.

   (c) Termination of Employment. Upon the termination of a Participant's service for any reason other than Termination for Cause, any Limited Rights held by the Participant shall then be exercisable for a period of one year following termination. In the event of Termination for Cause, all Limited Rights held by the Participant shall expire immediately. Upon termination of the Participant's employment for reason of death, Normal Retirement or Disability, all Limited Rights held by such Participant shall be exercisable by the Participant or the Participant's legal representative or beneficiaries for a period of one year from the date of such termination. In no event shall the period extend beyond the expiration of the term of the related option.

10.  SURRENDER OPTION.

  In the event of a Participant's termination of employment as a result of death, disability or Normal Retirement, the Participant (or the Participant's Personal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Committee make application to surrender all or part of options held by such Participant in exchange for a cash payment from the Holding Company of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination of employment and the exercise price per share of the option on the Date of Grant. Whether the Committee accepts such application or determines to make payment, in whole or part, is within its absolute and sole discretion, it being expressly understood that the Committee is under no obligation to any Participant whatsoever to make such payments. In the event that the Committee accepts such application and the Holding Company determines to make payment, such payment shall be in lieu of the exercise of the underlying option and such option shall cease to be exercisable.


11.  RIGHTS OF A SHAREHOLDER; LIMITED TRANSFERABILITY.

  No Participant shall have any rights as a shareholder with respect to any shares covered by a Non-statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Holding Company or its Affiliates or to continue to perform services for the Holding Company or its Affiliates or interferes in any way with the right of the Holding Company or its Affiliates to terminate a Participant's services as an officer or other employee at any time.

  No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his or her lifetime only by the Participant to whom it is granted.

  Non-statutory Stock Options granted hereunder may be exercised only during a Participant's lifetime by the Participant, the Participant's guardian or legal representative or by a permissible transferee. Non-statutory Stock Options shall be transferable by Participants pursuant to the laws of descent and distribution upon a Participant's death, and during a Participant's lifetime, Non-statutory Stock Options shall be transferable by Participants to members of their immediate family, trusts for the benefit of members of their immediate family, and charitable institutions ("permissible transferees") to the extent permitted under Section 16 of the Exchange Act and subject to federal and state securities laws. The term "immediate family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, sister-in-law, or brother-in-law and shall include adoptive relationships.

  Non-statutory Stock Options also shall be transferable by Participants other than to permissible transferees with the prior approval of the Committee which shall have the authority to approve such transfers of Non-statutory Stock Options on a case-by-case basis in its sole discretion.

  Limited Rights may be transferable only with the prior approval of the Committee which shall have the authority to approve such transfers of Limited Rights on a case-by-case basis in its sole discretion. The Committee may deny a Participant's request to transfer Limited Rights in its sole discretion for any reason, including but not limited to the failure of the Company to obtain a favorable opinion from legal counsel to the Company regarding the tax consequences of the transfer of Limited Rights.

  The Committee shall have the authority to establish rules and regulations specifically governing the transfer of stock options and Limited Rights granted under this Plan as it deems necessary and advisable.


12.  AGREEMENT WITH GRANTEES.

  Each Award of Options, and/or Limited Rights will be evidenced by a written agreement, executed by the Participant and the Holding Company or its Affiliates which describes the conditions for receiving the Awards including the date of Award, the purchase price if any, applicable periods, and any other terms and conditions as may be required by the Board of Directors or applicable securities law.


13.  DESIGNATION OF BENEFICIARY.

  A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any stock option or Limited Rights Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.

14.  DILUTION AND OTHER ADJUSTMENTS.

  In the event of any change in the outstanding shares of Common Stock of the Holding Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Holding Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

   (a) adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan;

   (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan;

   (c) adjustments in the purchase price of outstanding Incentive and/or Non-statutory Stock Options, or any Limited Rights attached to such options.

  No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.




15.  WITHHOLDING.

   There may be deducted from each distribution of cash and/or Common Stock under the Plan the amount of tax required by any governmental authority to be withheld.


16.  AMENDMENT OF THE PLAN.

  The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided however, that Sections 7.1 and 8.1 governing grants shall not be amended more than once every six months other than to comport with the Code or the Employee Retirement Income Security Act of 1974, as amended, if applicable.

  The Board may determine that shareholder approval of any amendment to this Plan may be advisable for any reason, including but not limited to, for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange listing requirements.

  No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award.


17.  EFFECTIVE DATE OF PLAN.

  The Plan shall become effective upon the consummation of the conversion of West Allis Savings Bank from the mutual to capital stock form of ownership (the "Effective Date"). The Plan, as initially adopted, shall be presented to shareholders of the Holding Company for ratification for purposes of: (i) obtaining favorable treatment under Section 16(b) of the Exchange Act; (ii) satisfying one of the requirements of Section 422 of the Code governing the tax treatment for Incentive Stock Options; and (iii) maintaining listing on the NASDAQ National Market System. The failure to obtain shareholder ratification will not effect the validity of the Plan and the options thereunder, provided, however, that if the Plan is not ratified, the Plan shall remain in full force and effect, and any Incentive Stock Options granted under the Plan shall be deemed to be Non-statutory Stock Options.


18.  TERMINATION OF THE PLAN.

  The right to grant Awards under the Plan will terminate upon the earlier of ten (10) years after the Effective Date of the Plan or the issuance of Common Stock or the exercise of options or related Limited Rights equivalent to the maximum number of shares reserved under the Plan as set forth in Section 5. The Board of Directors has the right to suspend or terminate the Plan at any time. No termination shall, without the consent of a Participant, adversely affect such individual's rights under a previously granted award.


19.  APPLICABLE LAW.

  The Plan will be administered in accordance with the laws of the State of Wisconsin to the extent not Preempted by Federal law as now or hereafter in effect.

20.  COMPLIANCE WITH SECTION 16.

  With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of this Plan or action of the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.



_________________________                 ______________________________
Date Adopted                              Signature
                                          [Title]


_________________________                 ______________________________
Date Approved by                          Secretary
Shareholders



October 22, 1996 (to be
effective November 1, 1996)               ______________________________
___________________________               Signature
Date Amended                              [Title]


                                          ______________________________
                                          Secretary


August 26, 1997 (to be
effective October 30, 1997)               ______________________________
___________________________               Signature
Date Amended                              [Title]



                                          ______________________________
                                          Secretary